Exhibit 99.(j)(2)

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of December 4, 1998 by and between The First Commonwealth Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of February 20, 1992 (as amended and in effect from time to time, the "Contract"); and

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made Australian and New Zealand Portfolio, United Kingdom Portfolio, Canadian Portfolio and United States Portfolio subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.	Article 3 of the Contract is hereby deleted, and Articles 4 through 16 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively and cross references throughout are hereby amended to conform.

II.	New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.	The Custodian as Foreign Custody Manager.

3.1.	Definitions.

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(l) of Rule 17f-5, including, but not limited to, a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.	Delegation to the Custodian as Foreign Custody Manager.

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.	Countries Covered.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list o{Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 ofthis Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty (30) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.	Scope of Delegated Responsibilities.

3.4.1.	Selection of Eligible Foreign Custodians.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule l 7f- 5(c)(1).

3.4.2.	Contracts With Eligible Foreign Custodians.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

3.4.3.	Monitoring.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.	Guidelines for the Exercise of Delegated Authority.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.	Standard of Care as Foreign Custody Manager of a Portfolio.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets. of management investment companies registered under the 1940 Act would exercise.

3.7.	Reporting Requirements.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or Bat the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 after the occurrence of the material change.

3.8.	Representations with Respect to Rule 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.	Effective Date and Termination of the Custodian as Foreign Custody Manager.

The Board's delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4.	Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1	Definitions.

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.	Holding Securities.

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers. provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.	Foreign Securities Systems.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.	Transactions in Foreign Custody Account.

4.4.1.	Delivery of Foreign Assets.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

4.4.2.	Payment of Portfolio Monies.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

4.4.3.	Market Conditions; Market Information.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.	Registration of Foreign Securities.

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.	Bank Accounts.

The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.	Collection of Income.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.	Shareholder Rights.

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.	Communications Relating to Foreign Securities.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.	Liability of Foreign Sub-Custodians and Foreign Securities Systems.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.	Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.	Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ Marc L. Parsons	By: /s/ Ronald E. Logue
Marc L. Parsons	Name: Ronald E. Logue
Associate Counsel	Title: Executive Vice President

WITNESSED BY:	THE FIRST COMMONWEALTH FUND, INC.

/s/ Dominique Andemas	/s/ David Manor
Name: Dominique Andemas	Name: David Manor
Title: Secretary	Title: Treasurer

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Oesterreichischen

Sparkassen AG

Bahrain	British Bank of the Middle East

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Generale de Banque

Bermuda	The Bank of Bermuda Limited

Bolivia	Banco Boliviano Americano S.A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	Canada Trustco Mortgage Company

Chile	Citibank, N.A.	Dep6sito Central de Valores S.A.

People's Republic of China	The Hongkong and Shanghai Banking Corporation Limited,	--

Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A.

Sociedad Fiduciaria

12/31/98	1

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Costa Rica	BancoBCTS.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Barclays Bank Pk.

Cyprus Offshore Banking Unit

Czech Republic	Ceskoslovenska Obchodni Banka,A.S.

Denmark	Den Danske Bank

Ecuador	Citibank, N.A.

Egypt	National Bank of Egypt

Estonia	Hansabank

Finland	Merita Bank Limited

France	Banque Paribas

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.	The Bank of Greece, System for Monitoring Transactions in
_Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank

Hungary	Citibank Budapest Rt.

12/31/98	2

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Iceland	Icebank Ltd.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	Banque Paribas

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Daiwa Bank, Limited	Japan Securities Depository Center

The Fuji Bank, Limited

Jordan	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	JSC Hansabank-Latvija

12/31/98	3

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Lebanon	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	(via) Standard Bank of South Africa

The Netherlands	MeesPierson N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Norway	Christiania Bank og Kreditkasse

Oman	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

12/31/98	4

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Poland	Citibank (Poland) S.A.
Bank Polska Kasa Opieki S.A.

Portugal	Banco Comercial Portugues

Romania	INGBankN.V.

Russia	Credit Suisse First Boston AO, Moscow (as delegate of Credit Suisse First Boston, Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Ceskoslovenska Obchodna Banka, A.S.

Slovenia	Bank Austria d.d. Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander, S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

12/31/98	5

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Trinidad & Tobago	Republic Bank Limited

Tunisia Turkey	Banque Internationale Arabe de Tunisie Citibank, N.A.

Ukraine	Ottoman Bank ING Bank, Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	Citibank, N.A.

Venezuela	Citibank, N.A.

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

12/31/98	6

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	besterreichische Kontrollbank AG
(Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Depot et de Virement de Titres S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidac;:ao e

Custodia (CBLC)

Bolsa de Valores de Rio de Janeiro All SSB clients presently use CBLC

Central de Custodia e de Liquidac;:ao Financeira de Titulos

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	The Canadian Depository for Securities Limited

People's Republic of China	Shanghai Securities Central Clearing and Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.·

Costa Rica	Central de Valores S.A. (CEVAL)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	1

11/20/98

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Croatia	Ministry of Finance

National Bank of Croatia

Czech Republic	Stredisko cennych papirt'I

Czech National Bank

Denmark	Vrerdipapircentralen (the Danish Securities Center)

Egypt	Misr Company for Clearing, Settlement, and Central Depository

Estonia	Eesti Vaartpaberite Keskdepositoorium

Finland	The Finnish Central Securities Depository

France	Societe lnterprofessionnelle pour la Compensation des Valeurs Mobilieres (SICOVAM)

Germany	Deutsche Borse Clearing AG

Greece	The Central Securities Depository
(Apothetirion Titlon AE)

Hong Kong	The Central Clearing and Settlement System

Central Money Markets Unit

Hungary	The Central Depository and Clearing House (Budapest) Ltd. (KELER) [Mandatory for Gov't Bonds only; SSB does not use for other securitiesJ

India	The National Securities Depository Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	2

11/20/98

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Indonesia	Bank Indonesia

Ireland	Central Bank of Ireland
Securities Settlement Office

Israel	The Tel Aviv Stock Exchange Clearing
House Ltd.

Bank oflsrael

Italy	Monte Titoli S.p.A.

Banca d'Italia

Ivory Coast	Depositaire Central - Banque de Reglement

Jamaica	The Jamaican Central Securities Depository

Japan	Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository Corporation

Latvia	The Latvian Central Depository

Lebanon	The Custodian and Clearing Center of Financial Instruments for Lebanon
and the Middle East (MIDCLEAR) S.A.L.

The Central Bank of Lebanon

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	3

11/20/98

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Lithuania	The Central Securities Depository of Lithuania

Malaysia	The Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	The Central Depository & Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.
(Instituto para el Dep6sito de Valores)

Morocco	Maroclear

The Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

De Nederlandsche Bank N.V.

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (the Norwegian Registry of Securities)

Oman	Muscat Securities Market

Pakistan	Central Depository Company of Pakistan Limited

Peru	Caja de Valores y Liquidaciones S.A. (CAVALI)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	4

11/20/98

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Philippines	The Philippines Central Depository, Inc.

The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland	The National Depository of Securities
(Krajowy Depozyt Papier6w Wartosciowych)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliarios (Central)

Romania	National Securities Clearing, Settlement and Depository Co.

Bucharest Stock Exchange Registry Division

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko Cennych Papierov National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	The Central Depository Limited

Spain	Servicio de Compensaci6n y
Liquidaci6n de Valores, S.A.

Banco de Espana,
Central de Anotaciones en Cuenta

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	5

11/20/98

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Sri Lanka	Central Depository System
(Pvt) Limited

Sweden	Vardepapperscentralen AB
(the Swedish Central Securities Depository)

Switzerland	Schweizerische Effekten - Giro AG

Taiwan - R.O.C.	The Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository
Company Limited

Tunisia
Societe Tunisienne Interprofessionelle de Compensation et de Depot de Valeurs Mobilieres

Central Bank of Tunisia

Tunisian Treasury

Turkey	Takas ve Saklama Bankasi A.S.
(TAKASBANK)

Central Bank of Turkey

Ukraine	The National Bank of Ukraine

United Kingdom	The Bank of England,
The Central Gilts Office and
The Central Moneymarkets Office

Uruguay	Central Bank of Uruguay

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	6

11/20/98

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Venezuela	Central Bank of Venezuela

Zambia	Lusaka Central Depository Limited

Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.	7

11/20/98

SCHEDULEC

MARKET INFORMATION

Publication/fype of Information (Frequency)	Brief Description

The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)	Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories

Global Legal Survey (annually)	With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access ofa fund's independent public accountants to books and records of a Foreign Sub Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency ofa Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event ofa loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):	With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.